Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant s charter

Nuveen Investment Trust II (the  Trust )
811-08333

On November 21, 2016, under Conformed Submission Form
485APOS, accession number, 0001193125-16-773858,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated November 18, 2016 considered to be an amendment to the Declaration of Trust (charter) of the Trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR. This
Designation of Series added a new fund to the Trust, Nuveen Winslow International Small Cap Fund.

In addition, in the same filing referenced above and incorporated by reference to Sub-Item 77Q1(a), an amended Establishment and Designation of Classes dated November 18, 2016, considered to be an amendment to the Declaration of Trust, was filed with the SEC as exhibit 99.A.2 to the Registration Statement. This Designation of Classes added a new class to all series in the Trust, Class T.